UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2006

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2006, Vocus, Inc. and its wholly owned subsidiary, Vocus PRW Holdings LLC, (collectively the "Company"), entered into an Asset Purchase Agreement (the "Agreement") to acquire PRWeb International, Inc. ("PRWeb"). Pursuant to the terms of the Agreement, the Company assumed certain liabilities and acquired certain assets, including PRWeb's proprietary online distribution network and other technology. The Company paid aggregate consideration of approximately $28 million consisting of $20.8 million in cash and 494,543 shares of Vocus, Inc. common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 4, 2006, the Company completed the acquisition of PRWeb. The Agreement will be accounted for using the purchase method of accounting. The material terms of the Agreement are described under Item 1.01 above, which description is incorporated by reference in this Item 2.01.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company's Form 10-Q for the period ended June 30, 2006. A copy of the press release issued by the Company on August 7, 2006, concerning this transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 72 calendar days of the date of this report.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 72 calendar days of the date of this report.

d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

August 7, 2006	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release by Vocus, Inc. dated August 7, 2006